UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2019

CLEARWATER PAPER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34146 (Commission File Number)	20-3594554 (IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, WA (Address of principal executive offices)	99201 (Zip Code)

Registrant’s telephone number, including area code:  (509) 344-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Material Compensatory Contract with CEO

On February 8, 2019, Clearwater Paper Corporation ("Clearwater Paper" or the "Company") and Linda K. Massman, President and Chief Executive Officer, agreed to certain employment terms.  Ms. Massman and the Company intend to enter into a definitive employment agreement incorporating these agreed terms, which definitive agreement will be filed as an exhibit to a subsequent filing.  The material employment terms are as follows.

The employment agreement will be for a term of 3 years beginning on January 1, 2019 (the “Effective Date”).  Ms. Massman will be paid an initial annual base salary of $925,000 as of the Effective Date, subject to adjustment based on periodic executive compensation assessments undertaken by the Compensation Committee of the Board of Directors (“Compensation Committee”).  She will be eligible for an annual bonus pursuant to the terms and conditions of Clearwater Paper's annual incentive program (as described in the Company's most recent definitive proxy statement) with an initial target annual bonus of 100% of annual base salary, subject to adjustment based on periodic executive compensation assessments undertaken by the Compensation Committee.  Ms. Massman will be eligible to receive long-term incentive awards with an initial target aggregate principal value of at least $2,000,000, subject to Board discretion, in accordance with the Company's long-term incentive program (as described in the Company's most recent definitive proxy statement), subject to adjustment based on periodic executive compensation assessments undertaken by the Compensation Committee.

If Ms. Massman is terminated for any reason other than cause, death, disability, or retirement, or if she terminates her employment for good reason, she will receive (i) a cash severance payment equal to 18 months of base compensation; (ii) a pro-rated annual bonus for the termination year under the applicable bonus plan based on the Company’s performance; and (iii) 18 months of continued health and welfare benefit coverage.  If Ms. Massman is terminated within two years of a change of control, she will receive (i) a cash severance payment equal to 2.5 times her then current base salary plus target annual incentive bonus; (ii) a pro-rated annual bonus for the termination year under the applicable bonus plan at her target amount; and (iii) 2.5 years of continued health and welfare benefit coverage.  Ms. Massman will not receive an excise tax gross-up in connection with any change of control payments.  In order to be entitled to receive any separation payments, Ms. Massman will be required to agree in writing to covenants prohibiting disclosure of confidential information, solicitation of customers and employees and engaging in competitive activity.

Ms. Massman will be entitled to participate in all of the Company's employee benefit plans and programs on substantially the same terms and conditions as other senior executives.

Long Term Incentive Plan Form Agreement

On February 8, 2019, the Compensation Committee of the Board of Directors of the Company approved an updated form of the Company’s Performance Share Agreement to be used from time to time by the Company under its stock incentive plan.  The updated form provides for pro-rated vesting based on the number of months the recipient was employed during the three-year performance period (1/36th vesting per month) upon a change of control provided the recipient is terminated without cause or terminates employment for good reason within one month prior to or 24 months following the change of control.

The above summary is qualified in its entirety by reference to the text of the Performance Share Agreement which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibit Index

Exhibit	Description

10.1	Clearwater Paper Corporation – Form of Performance Share Agreement to be used for annual performance share awards approved subsequent to December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2019

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

3